SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement
[   ]	Confidential - For Use of the Commission
						Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement

[   ]	Definitive Additional Materials

[   ]	Soliciting Material under Rule 14a-12

INTERNATIONAL MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]	No fee required.
[   ]	Fee computed on table below per Exchange Act Rules 14-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:









            To the Stockholders of International Media Holdings, Inc.

                    Notice of Annual Meeting of Stockholders

                                   To Be Held
                         at 7:00 p.m. on June 29, 2000
                                at the offices of
                       International Media Holdings, Inc.
                          9799 Old St. Augustine Road
                          Jacksonville, Florida 32257
                             Phone:  (904) 886-2985

The board of directors of International Media Holdings, Inc. invites you to attend our annual meeting of shareholders to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Election of Directors.  To elect two (2) persons to serve until the expiration of the term of the board of directors seat to which they are elected or until their successors have been elected and qualified.

2.	Ratification of Removal of Directors.  To ratify the action that a majority of shareholders took on January 28, 2000, removing certain directors from the board of directors.

3.	Ratification of Independent Public Accountants.  To ratify the appointment of James Moore & Co., P.L. as independent public accountants.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to complete and return the enclosed proxy card promptly in the accompanying postage-paid envelope, so that your shares will be represented and voted in accordance with your instructions. Of course, if you attend the meeting, you may personally vote, even if you have already returned your signed proxy. You may revoke your proxy at any time before the meeting either in writing or by personal notification.

Only shareholders of record at the close of business on June 8, 2000 will be entitled to notice of and vote at the meeting or any adjournments or postponements of the meeting.

                          					By the Order of the Board of Directors,

                               /s/ David A. Reecher

                         						DAVID A. REECHER
                         						President and Chief Executive Officer

 Jacksonville, Florida
 June 14, 2000

 Please sign, date and return the enclosed proxy today.



TABLE OF CONTENTS

THE ANNUAL MEETING                                                   1
	The Purpose of Our Annual Meeting                                   1
	Record Date; Entitled to Vote                                       1
	Quorum; Vote Required                                               1
  		Quorum                                                           1
		  Vote Required                                                    1
		  Beneficial Owner                                                 2
	Proxy Solicitation                                                  2
	Proxies; Revocation                                                 2
	Rights of Dissenting Shareholders                                   3

DESCRIPTION OF CAPITAL STOCK                                         3

OTHER MATTERS                                                        3
	Stockholder Proposals for 2001 Annual Meeting                       4

PROPOSALS FOR 2000 ANNUAL MEETING                                    4
	Proposal No. 1:  Election of Directors                              4
	Proposal No. 2:  Ratification of Removal of Directors               4
	Proposal No. 3:  Ratification of Independent Public Accountants     5

EXECUTIVE OFFICERS AND DIRECTORS                                     5
	Background of Current Officers and Directors                        5
	Board of Directors Meetings                                         6
	Director Compensation                                               6
	Involvement in Certain Legal Proceedings                            7
	Material Proceedings Adverse to Registrant                          7

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
& PRINCIPAL SHAREHOLDERS                                             8
	Section 16(a) Beneficial Ownership Reporting Compliance             8
	Summary Compensation Table                                          9
	Options                                                             9
	Long Term Incentive Plans                                          10
	Employment Agreements                                              10

CERTAIN TRANSACTIONS                                                10

INDEPENDENT PUBLIC ACCOUNTANTS                                      11

AUDIT COMMITTEE AND COMPENSATION COMMITTEE                          11

ANNUAL REPORTS                                                      12
	Information Available from Company                                 12
	Information on SEC Website                                         12
	Information at SEC Offices                                         12

LIST OF DOCUMENTS INCORPORATED BY REFERENCE                         13

LIST OF APPENDICES                                                  13




                                  PROXY STATEMENT
                        FOR ANNUAL MEETING OF SHAREHOLDERS
                       OF INTERNATIONAL MEDIA HOLDINGS, INC.



This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of International Media Holdings, Inc., a Florida corporation (the "Company") to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment or postponement of such meeting. The Annual Meeting will be held at the Company's principal executive office located at 9799 Old St. Augustine Road, Jacksonville, Florida 32257 on June 29, 2000 at 7:00 p.m., local time. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to stockholders beginning on or about June 19, 2000.

THE ANNUAL MEETING

The Purpose of Our Annual Meeting.

The purpose of our Annual Meeting is to:

(1) elect John Rice and Ron LeGrand as directors to serve until the expiration of the term of the board of directors seat to which they are elected or until their successors have been elected and qualified;

(2) ratify the action taken pursuant to Florida law by a majority of shareholders removing Dan Pena, Charles Grubbs and Bruce Whipple as directors of the Company; and

(3) ratify the selection of James Moore & Co., P.L. as independent public accountants for the Company.

Record Date; Entitled to Vote.

The board of directors has fixed the close of business on June 8, 2000 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting. Only holders of our common stock at the close of business on the record date will be entitled to notice of, and to vote at the Annual Meeting. Each share of our common stock will be entitled to one vote on each matter to be acted upon at the Annual Meeting.

Quorum; Vote Required.

Quorum.

The Company's bylaws require the holders of a majority of the outstanding shares of common stock be present in person or by proxy for any action to be taken on the proposals. For purposes of determining whether the quorum requirement is met, we will count abstentions as shares present.

Vote Required.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote is required to adopt the proposals. In determining whether the proposal has received the requisite number of votes, abstentions and shares present but withheld from voting, by virtue of the foregoing, will count as votes against the proposal.

Beneficial Owner.

Any beneficial owner of shares registered to a nominee shall be recognized by the Company as the shareholder entitled to vote such shares in the event such beneficial owner returns a proxy or personally attends the Annual Meeting.

Proxy Solicitation.

The enclosed proxy is solicited on behalf of the board of directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail. We do not intend to solicit proxies by personal interview, telephone or telegram. If we do solicit proxies in that manner, our officers and employees will not be additionally compensated, but may be reimbursed for their out-of-pocket expenses in connection with the solicitation.

Proxies; Revocation.

Individuals appointed as proxies will vote those shares of our common stock represented by properly executed proxy in accordance with the instructions indicated on the proxy. In order to be voted, we must have received a properly executed proxy prior to or at the Annual Meeting. Also, the proxy must not have been duly and timely revoked. If the stockholder provides no instructions on a properly executed proxy, that proxy will be voted "FOR" the approval of the proposals. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Annual Meeting, will not be voted. However, because of the vote required for each proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the proposals.

A stockholder may revoke a properly executed proxy at any time before the proxy is voted, either in person at the Annual Meeting or by filing with the Corporate Secretary, at the Company's principal executive office, a duly executed written revocation or a new proxy bearing a later date. Attendance at the Annual Meeting will not by itself result in revocation of proxy.

The attendance, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum exists at the Annual Meeting, each proposal will be approved by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on each proposal. Under Florida law, abstentions and shares referred to as broker or nominee non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect abstentions or broker or nominee non-votes, shares represented by such proxies are treated as not present and not entitled to vote on that subject matter, and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. As of the record date for the Annual Meeting, the Company's directors and executive officers held or controlled approximately 56% of the outstanding shares entitled to vote.

Rights of Dissenting Shareholders.

Dissenting shareholders' rights under the Florida Business Corporation Act and the Articles of Incorporation and By-Laws of the Company are not applicable to the proposals described below.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms thereof and is qualified by reference to the applicable provisions of our articles of incorporation and bylaws.

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share. As of June 8, 2000 there were 24,098,321 shares issued and outstanding (excluding 19,256 shares of restricted stock, which have no voting rights) and 183 holders of such common stock. The holders of our common stock (other than the restricted stock):

- are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore;

- are entitled to one vote per share;

- have no preemptive or conversion rights;

- are subject to, or entitled to the benefits of, any redemption or sinking fund provision; and

- are entitled upon liquidation to receive the remainder of our assets after the payment of corporate debts.

Voting is noncumulative. All shares of our common stock outstanding as of June 8, 2000 are fully paid and non-assessable. No cash dividends have been declared on any of the common stock during the last two fiscal years or from July 1, 1999 to the date hereof.

Presently there is no public trading market for the Company's common stock. The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

OTHER MATTERS

The board of directors knows of no matter other than those matters listed in the Notice of Annual Meeting of Stockholders which will be brought before the Annual Meeting for a vote of our stockholders. If any other matter properly comes before the Annual Meeting for a stockholders' vote, the persons named in the enclosed proxy will vote in their discretion on each such matter according to their best judgment of what is in the Company's interest.

The information contained in this document is to our best knowledge, and the information contained herein with respect to the directors, nominees for director, executive officers and principal stockholders is based upon information which these individuals have provided to us.

It is important that all shares of stock be represented at the Annual Meeting, regardless of the number of shares held by any individual stockholder. Since this meeting is important to your investment in the Company, we ask you to sign, date and return the enclosed proxy promptly. For your convenience, we have enclosed a return envelope requiring no additional postage if mailed within the United States.

Stockholder Proposals for 2001 Annual Meeting.

We anticipate that the next annual meeting of stockholders will be held in November, 2001. Holding our annual meeting during that month would better coordinate with the Company's new fiscal year end of June 30. In order for a stockholder's proposal to be considered for inclusion in our proxy statement for that meeting, we must receive the proposal no later than August 15, 2001. You should send any proposal to us to the attention of our Corporate Secretary. The proposal must be in compliance with then existing rules and regulations of the Securities and Exchange Commission and applicable provisions of Florida corporate law.

PROPOSALS FOR 2000 ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company's articles of incorporation currently state that our board of directors shall consist of not less than three or more than nine members who are elected to staggered three-year terms. The directors who fill these positions belong to three classes and are elected to staggered three-year terms. Class I consists of directors whose term will expire in 2002;
Class II consists of directors whose term will expire in 2000; and Class III consists of directors whose term will expire in 2001. The board of directors recommends that Ron LeGrand and John Rice be elected to Class II, with terms expiring at the annual meeting in 2003.

The terms of the three members elected last year to Class II were scheduled to have expired as of the Annual Meeting. However, all three members resigned during the year 1999. In November 1999, the board of directors appointed three individuals (including Ron LeGrand) to fill the remaining terms of the Class II directors. Two of these individuals were subsequently removed by a majority of shareholders action (see Ratification of Removal of Directors, below for more information about the removal). The board of directors subsequently appointed John Rice to one of the vacant seats in Class II. In addition, the board reduced the number of directors to five members. The board of directors may, from time to time, expand the number of board members in accordance with the Company's articles of incorporation.

(See Executive Officers and Directors for more information about the nominees.)

YOUR BOARD OF DIRECTORS SUPPORTS THE ELECTION OF THE NAMED INDIVIDUALS TO THE BOARD OF DIRECTORS FOR THE TERMS INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THESE INDIVIDUALS TO CLASS II
DIRECTORSHIPS.

PROPOSAL NO. 2
RATIFICATION OF REMOVAL OF DIRECTORS

On January 28, 2000 holders representing a majority of the outstanding shares of the Company removed Messrs. Daniel S. Pena, Sr., Charles Grubbs, and Bruce Whipple as directors of the Company. The removal of these individuals was accomplished through written action pursuant to Florida Statutes Section
607.0704 and Section 3.12 of the Company's bylaws. Pursuant to Florida law, a notice of such action was mailed to all shareholders within 10 days of the action. The outstanding shares represented in this action were owned or controlled by David Reecher, Jose Alvarez, Ray Rach and Ron LeGrand, each of whom is a member of the board of directors.

YOUR BOARD OF DIRECTORS SUPPORTS THE RATIFICATION OF THE ACTION TAKEN ON JANUARY 28, 2000 REMOVING MESSRS. PENA, GRUBBS AND WHIPPLE, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE PRIOR ACTION REMOVING THESE INDIVIDUALS.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Prior to last year's merger transaction involving Success Development International, Inc. ("SDI") and Great Wisdom Publishing, Inc., SDI had engaged James Moore & Co., P.L. as independent public accountants for the audit of its December 31, 1995 and December 31, 1996 financial statements. However, SDI's financial statements for the year ending December 31, 1997 and December 31, 1998 were not audited until the new management of the Company again engaged James Moore & Co., P.L. to complete the fiscal year 1997 and 1998 audits. In addition, James Moore & Co., P.L. has completed the Company's financial statement audit for fiscal year ended June 30, 1999. The Company plans to continue to engage James Moore & Co., P.L. for the audit of the Company's financial statements for fiscal year ending June 30, 2000.

YOUR BOARD OF DIRECTORS SUPPORTS THE RATIFICATION OF THE SELECTION OF
JAMES MOORE & CO., P.L. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION.

EXECUTIVE OFFICERS AND DIRECTORS

Directors of the Company serve staggered three-year terms, so that no more than two directors are elected each year. The following persons are the current executive officers and directors of the Company:


                                                           DIRECTOR   TERM TO
NAME                  AGE    POSITION                       SINCE      EXPIRE

David A. Reecher      40     Director & CEO/President       1999      2002

Jose A. Alvarez       51     Director & Executive           1999      2002
                             V.P./CFO/Secretary/Treasurer

Raymond Rach          65     Director & Vice President      1995      2001

Ron LeGrand           52     Director                       1999      2000

John Rice             48     Director                       2000      2000

Alison C. Crolley-Neu 36     Chief Operating Officer        N/A       N/A


Background of Current Officers and Directors.

Following is a brief description of the background of the current officers and directors of the Company based on information provided by them to the Company.

David A. Reecher was the founder, President and Chief Executive Officer of Great Wisdom Publishing, Inc. ("Great Wisdom") which is now a wholly-owned subsidiary of the Company. Prior to founding Great Wisdom, he was Vice President and co-owner of TOWERS Club Press, Inc., a publisher and advertising agency. Mr. Reecher is co-founder and former President of Aviation Surplus Sales, Inc., an aircraft parts company; and is the founder, Chairman and majority owner of Marketing Solutions, d/b/a Little Mountain Promotions., an advertising distribution service. Mr. Reecher has also been involved with the advertising and marketing of a variety of businesses which include restaurants, insurance companies, mail order companies, and chiropractors. He has been leading large organizations for over a decade, including the Powerplant Programs for both Presidential Airways and Discovery Airways, and the production facility for Aerotest, a large southern California aircraft repair facility. Mr. Reecher is also a director of Energy Conservation International, Inc. He has been a director of the Company since March 1999.

Jose A. Alvarez is a C.P.A. who founded his own accounting firm in 1975 and developed it through mergers, acquisitions and referrals. At one point he was involved with offices in four cities, with nearly $2,000,000 in revenue. He sold his practice in 1996. In addition to running his practice, he was a college accounting professor for six years. In 1996 Mr. Alvarez co-founded Great Wisdom as its Chief Financial Officer and Director. Mr. Alvarez has been a consultant on business growth, financial, tax and management advice, mergers, sales and acquisitions, estate and gift tax considerations, and company valuations. Mr. Alvarez is also a director of Energy Conservation International, Inc. He graduated from the University of South Florida in 1971 with a B.A. in accounting. He has been a director of the Company since March 1999.

Raymond Rach joined The LeGrand Group, Inc., which is now known as SDI LeGrand Publishing, Inc. ("SDI LeGrand Publishing") as President in January 1993. Mr. Rach served as President of the Company from April 1995 until November 1995, when he became President of Telstar Consulting, Inc., a former telemarketing subsidiary of the Company, and a Vice President of the Company. He has served as a director of the Company since April 1995. Before joining The LeGrand Group, Inc., Mr. Rach spent five years, from 1987 to 1992, as Executive Vice President with Budd Mayer Corporation, one of the nation's largest regional food brokerage firms.

Ron LeGrand founded The LeGrand Group, Inc., in 1989. He was President and a Director of The LeGrand Group, Inc., until January, 1995 and President, Secretary, Treasurer and a Director of Results Publishing, Inc., a former subsidiary of the Company, until November 1995. An original director of the Company, he resigned as a director of the Company in March, 1996. An active real estate entrepreneur, Mr. LeGrand has bought and sold more than 1,100 single family houses over the last 14 years. Based upon this personal experience, Mr. LeGrand developed many of the courses and programs offered by SDI Wealth Institute, Inc. ("SDI Wealth Institute") today. In addition, Mr. LeGrand speaks nationally, teaching his real estate investing and management methodology at SDI Wealth Institute programs. He has been a director of the Company since November 1999.

John Rice has been marketing head of Hulett Environmental Services since 1990. He also makes television commercials and conducts success seminars throughout the country. Mr. Rice is one of the featured personalities in SDI Wealth Institute's current infomercial. He has been a director of the Company since March 2000.

Alison C. Crolley-Neu has been chief operating officer of the Company since May 2000. Prior to that, Mrs. Crolley-Neu was Operations Manager of SDI LeGrand Publishing and SDI Wealth Institute. She began employment with SDI LeGrand Publishing in 1999. Prior to joining SDI LeGrand Publishing, Mrs. Crolley-Neu was senior staffing consultant manager with Remedy Staffing, an employment staffing agency from October 1998, through October, 1999 and with Ranstad Staffing from 1997 through 1998. She was Marketing Coordinator with Moonrise Galleries, Inc. from 1993 to 1996, a multi-level marketing art reproduction company.

Board of Directors Meetings.

During fiscal year 1999, the board of directors held one regularly scheduled meeting and one special meeting. None of the directors attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period in which such director was a member of the Board during fiscal year 1999 or (ii) the total number of meetings held by all committees of the board on which such director served during the periods served.

Director Compensation.

The Company has no standard arrangements pursuant to which directors of the Company are compensated, but the former Chairman of the Board, Daniel S. Pena, Sr., through a related company named Great Western Development, Inc., received $10,000 per month from the Company and its subsidiaries from February 1999 through the month of his removal. The Company has no plans to pay directors' compensation.

Involvement in Certain Legal Proceedings.

Access Publishers' Network, Inc. ("Access"), which is a wholly-owned subsidiary of Great Wisdom. On June 1, 2000, five inactive publishers who used Access as a distributor filed a petition in the Bankruptcy Court of the Western District of Michigan attempting to force Access into an involuntary bankruptcy proceeding. Access plans to file a motion to dismiss the petition. Certain executive officers of Access are also executive officers of the Company.

Material Proceedings Adverse to Registrant.

In February 2000, shortly after his removal from the Board, Mr. Pena commenced an action against the Company, Mr. Reecher, Mr. Alvarez, Mr. Rach and Mr. LeGrand (the majority stockholders that had taken the action by written consent). Mr. Pena sought no affirmative relief from the Company, but sought relief from one or more of the other defendants for alleged breach of fiduciary duty, conversion of corporate funds, constructive fraud, usurpation of corporate opportunity, waste of corporate assets, conspiracy to defraud and breach of contract. The Company filed a motion to dismiss.
Prior to hearing such motion, Mr. Pena amended his action. The complaint included allegations against Mr. Reecher and Mr. Alvarez for actions alleged to have taken place while they were not involved with the Company. Mr. Pena had been the Chairman of the Board for the entire period of most of the allegations. The Company filed an amended motion to dismiss on April 13, 2000.

On April 19, 2000, The Company filed suit against Mr. Pena and three of his related companies alleging certain improprieties with regard to the actions that were taken that led to Mr. Pena's dismissal, as well as the interference with advantageous business relationships resulting from the effect of a series of letters sent by Mr. Pena to the Company's stockholders, creditors, acquisition candidates, vendors and business relationships. The suit further alleges he has posted these letters (as well as other confidential Company
information) on a website.   Special counsel has been retained by the Company
in connection with this action. The Company would be responsible for the payment of the fees of the special counsel with respect to the claim against the named directors in the event the directors are successful.

The Company intends to vigorously defend this lawsuit, and to vigorously pursue its claims against Mr. Pena. The ultimate outcome of these matters is not presently determinable.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
& PRINCIPAL SHAREHOLDERS

The table below presents certain information regarding beneficial ownership of the Company's Common Stock as of June 8, 2000, by (i) each shareholder known to the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all executive officers and directors as a group.



Name and Address of            Amount and Nature of        Percent
Beneficial Owner               Beneficial Ownership        Of Class

David A. Reecher (a)           5,663,650                   22.34%
Ron LeGrand (a)                5,586,982 (b)               22.53%
Jose A. Alvarez (a)            1,472,549                    5.81%
Raymond Rach (a)                 773,179 (c)                3.54%
John Rice (a)                          0                    0.00%
Alison C. Crolley-Neu (a)              0                    0.00%
Daniel S. Pena (d)             6,214,555 (e)               28.46%

All Directors and
Executive Officers
as a Group (5 persons)        13,746,360 (f)               54.23%

Total Shares Outstanding /
Vested Options (f)            25,348,321 (f)                 100%


(a) Business Address:  9799 Old St. Augustine Road, Jacksonville, Florida 32257
(b) In addition, Mr. LeGrand has the option to purchase 125,000 shares.
(c) In addition, Mr. Rach has the option to purchase 125,000 shares.
(d) Business Address:  11622 Dorrance Lane, Stafford, Texas  77477.
(e) In addition, Mr. Pena has the option to purchase 1,000,000 shares.
(f) Including vested options of above individuals only.


Section 16(a) Beneficial Ownership Reporting Compliance.

The Company was not furnished with any copies of Forms 3 or 4 during the Company's fiscal year ended June 30, 1999. In addition, the Company was not furnished with any copies of Form 5 with respect to the Company's fiscal year ended June 30, 1999.

Summary Compensation Table.

For the fiscal years set forth below, the following executive officers were the most highly compensated executive officers of the Company.


                                          ANNUAL COMPENSATION (1)

                                      GWP/IMH                   SDI
Name/Principal        For Year             Other Annual             Other Annual
Position              Ending     Salary    Compensation    Salary    Compensation

David A. Reecher      1999        110,167          -0-          -0-          -0-
President/CEO (2)     1998         12,000      30,000           -0-          -0-
                      1997             -0-         -0-          -0-          -0-

Daniel S. Pena, Sr.   1999             -0-     40,000           -0-      10,000
Chairman of Board,    1998             -0-         -0-          -0-      12,528
CEO (3)               1997             -0-         -0-          -0-       3,009

Raymond Rach          1999         92,162          -0-      52,050           -0-
Vice President        1998             -0-         -0-     244,374           -0-
                      1997             -0-         -0-     133,914           -0-

Jose A. Alvarez       1999        104,167      16,650           -0-          -0-
Executive VP, CFO,    1998             -0-     82,750           -0-          -0-
Secretary and         1997             -0-      3,000           -0-          -0-
Treasurer

Shawn Casey           1999             -0-     24,237       18,386       38,333
President             1998             -0-         -0-     108,272      214,886
and CEO (4)           1997             -0-         -0-     147,253      147,010

Ron LeGrand           1999         59,106          -0-      55,407           -0-
                      1998             -0-         -0-     231,801           -0-
                      1997             -0-         -0-     115,438           -0-


(1) Salaries and compensations for GWP/IMH based upon fiscal years ending
    June 30. Salaries and compensations for SDI in 1999 are through March 31, 1999 and calendar years 1998 and 1997.

(2) Mr. Reecher was President/CEO of Great Wisdom during each the fiscal years listed. He became President/CEO of the Company in March 1999.

(3) Mr. Pena was Chairman of the Company until his removal in January 2000. He was President/CEO in February and March of 1999.

(4) Mr. Casey resigned as President/CEO in February 1999.


There were no long term compensation awards or payouts to any of the above individuals during fiscal year 1999 or during the current fiscal year.

Options.

No options were granted to or exercised by executive officers or directors during fiscal year 1999 or during the current fiscal year.

Long Term Incentive Plans.

There were no awards made to executive officers or directors under the Company's Long Term Incentive Plan during the last fiscal year. In addition, no such awards have been made during the current fiscal year.

Employment Agreements.

The Company has entered into Employment Agreements with Mr. Reecher, Mr. Alvarez and Mr. LeGrand. Each agreement prohibits the employee from engaging in a competing business in the United States or any country in which the Company does business for a period of two years after termination of employment.



                                        Annual Base               Current Term
Name               Position             Salary        Bonus       Ends

David Reecher      CEO/President        $150,000      Formula*    3/9/01

Jose Alvarez       CFO/EVP/Sec./        $150,000      Formula*    3/9/01
                   Treasurer

Ron LeGrand        Employee              $75,000         - 0 -    1/1/01


*See more detailed description of bonus below.


Mr. Reecher.

Mr. Reecher's agreement, effective March 9, 1999, provides for a base salary of $12,500 per month ($150,000 annually) and a quarterly bonus of $15,000 with respect to any fiscal quarter in which the Company's net income exceeds 10% but not more than 15% of its gross revenue. The quarterly bonus is equal to $25,000 with respect to any fiscal quarter in which net income exceeds 15% of gross revenue. The agreement renews automatically annually but is subject to termination by Mr. Reecher upon 60 days notice and by the Board of Directors of the Company for good cause, as defined in the agreement.

Mr. Alvarez.

Mr. Alvarez's agreement, effective March 9, 1999, provides for a base salary of $12,500 per month ($150,000 annually) and a quarterly bonus of $15,000 with respect to any fiscal quarter in which the Company's net income exceeds 10% but not more than 15% of its gross revenue. The quarterly bonus is equal to $25,000 with respect to any fiscal quarter in which net income exceeds 15% of gross revenue. The agreement renews automatically annually but is subject to termination by Mr. Alvarez upon 60 days notice and by the Board of Directors of the Company for good cause, as defined in the agreement.

Mr. LeGrand.

Mr. LeGrand's agreement, effective March 17, 2000 provides for a base annual salary of $75,000 retroactive to January 1, 2000. The agreement restricts Mr. LeGrand from being employed by any other entity, other than two companies that he either owns or of which he is an officer. These companies have related transactions with the Company that are more fully described in the Section below entitled "Certain Transactions." The agreement provides for automatically renewable one year terms unless the Company provides 30 days notice prior to the commencement of any one year period that the term shall not be extended. The Company may terminate the agreement at any time with cause and may terminate without cause upon the payment of a severance equal to one month's salary.

Certain Transactions.

Ron LeGrand is the sole shareholder and president of Northside Funding, Inc. (``Northside Funding"). Under a certain Speaking and Consulting Agreement dated as of March 17, 2000, between Northside Funding, Ron LeGrand, SDI
Wealth Institute and SDI LeGrand Publishing, Northside Funding is obligated to produce Mr. LeGrand for speaking at a minimum of 100 days of events sponsored or endorsed by the Company. Northside Funding is to receive the greater of (i) $3,000 for each day that Mr. LeGrand speaks at covered events or (ii) 10% of SDI Wealth Institute's share of the gross revenues from the sale of SDI LeGrand Publishing's product at each event. In addition, Mr. LeGrand is an owner and officer of Global Publishing, Inc. ("Global Publishing"). Effective March 1, 2000, Global Publishing has leased from the Company property located at 3001 Hartley Road in Jacksonville, Florida for $3,200 per month. The property had been vacant since April 1999. The term of the lease is for 12 months. All products and services that Mr. LeGrand has created, or will create, during his employment with the Company are the exclusive property of the Company. In addition to creating new products for the Company, Mr. LeGrand creates and maintains the material included in and teaches, and speaks on behalf of SDI LeGrand Publishing and SDI Wealth Institute at many workshops and seminars throughout the United States and Canada.

As of September 1998, Great Wisdom and Jose A. Alvarez entered into a five year lease for a facility in Plant City, Florida owned by Mr. Alvarez. Mr. Alvarez receives market or below market rent for the leasing of the facility to Great Wisdom. During the period April 1, 1999 through December 1999 the Company used the facility as its financial office. In addition, Alvarez & Co. received $16,650 in consulting fees during the last fiscal year for services provided to Great Wisdom by Mr. Alvarez, who was President of Alvarez & Co. Mr. Alvarez started receiving salary as an employee in August, 1998.

Since January 2000, John Rice has funded advances on the weekly infomercial media pre-buy by SDI Wealth Institute, and he receives a 5% fee on all advances (which is standard for this kind of funding). SDI Wealth repays Mr. Rice after approximately three weeks. Through June 13, 2000 Mr. Rice had advanced approximately $1,409,105 and been paid $1,147,313 including the fee of $54,634. Since 1998, Think Big, Inc., of which Mr. Rice is an owner, has received a 2% royalty on products sold through SDI Wealth Institute's infomercial. These agreements with regard to a funding fee and royalty fee were reached prior to Mr. Rice becoming a director of the Company.

All current transactions between the Company and its officers, directors, and principal shareholders and their affiliates have been approved by a majority of the disinterested directors, who do not have an interest in the transaction and who had access, or are on terms no less favorable to the Company than could be obtained from unrelated third parties.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountant is James Moore & Co, P.L. of Daytona Beach, Florida. A representative of the independent public accountant is expected to be present at the Annual Meeting. During the past two fiscal years, there have been no changes in or disagreements with the Company's independent accountant on accounting and financial disclosure \ matters.

AUDIT COMMITTEE AND COMPENSATION COMMITTEE

The Company has a standing audit committee and a compensation committee. During the period beginning July 1, 1998 through June 2000, the following persons served on the committee indicated:



Audit Committee                               Compensation Committee

Jose A. Alvarez                               Daniel S. Pena, Sr. (d)
(April 20, 1999 to present)                   (July 1, 1998 to January 28, 2000)

Raymond Rach                                  Raymond Rach
(July 1, 1998 to April 20, 1999               (April 20, 1999 to present)
and May 1, 2000 to present)

Jarrell D. Ormand (a)                         Jarrell D. Ormand (a)
(April 20, 1999 to                            (April 20, 1999 to November 17, 1999)
November 17, 1999)

Ted Nicholas (b)
(April 20, 1999 to February 21, 1999)


(a)  Mr. Ormand resigned in November 1999.
(b)  Mr. Nicholas resigned in February 2000.
(c)  Mr. Pena was removed as director in January 2000.


Neither Committee has a written charter adopted by the board of directors. There has been one meeting of the Audit Committee and no meetings of the Compensation Committee during the period indicated above. The functions of the Audit Committee include recommending independent public accountants for the Company, reviewing fees paid to such independent public accountants, reviewing the audit reports and reviewing other financial information of the Company. The Compensation Committee was established to review the performance of key employees and recommend to the full Board appropriate compensation for such employees.

The Audit Committee (i) has reviewed and discussed the audited financial statements with management, (ii) has discussed with the Company's independent auditors the matters required to be discussed by SAS61, as may be modified or supplemented, and (iii) has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based upon the review and discussions referred to in clauses
(i), (ii) and (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal year 1999 for filing with the Securities and Exchange Commission.

ANNUAL REPORTS

The Company is required to provide an annual report to shareholders. An annual report for fiscal year 1999 on Form 10-KSB, including audited financial statements for fiscal year 1999, is being sent to each shareholder of record. In addition, the Company has filed with the Securities and Exchange Commission annual [and quarterly] reports on Form 10-KSB and Form 10-QSB, respectively, thorough the fiscal year ending June 30, 1999.

Information Available from Company.

Upon written request, the Company will furnish (without charge) to any shareholder its annual report for fiscal year ended June 30, 1999 on Form 10-KSB filed with the Securities and Exchange Commission. All such requests must be addressed to:

                       Jose A. Alvarez
                       Chief Financial Officer
                       International Media Holdings, Inc.
                       9799 Old St. Augustine Road
                       Jacksonville, Florida  32256


Information on SEC Website.

Alternatively, any shareholder or other member of the general public may review the most recent Form 10-KSB (annual report) as well as Forms 10-QSB (quarterly report) and other reports, proxy and information statements and other information regarding the Company that is filed with the SEC by accessing the SEC's web site at http://www.sec.gov.

Information at SEC Offices.

In addition, the public may read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by call the SEC at 1-800-SEC-0330.

LIST OF DOCUMENTS INCORPORATED BY REFERENCE

1.	Annual Report for Period Ending June 30, 1999 on Form 10-KSB

LIST OF APPENDICES

1. Form of Proxy


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
INTERNATIONAL MEDIA HOLDINGS, INC., TO BE VOTED AT THE
JUNE 29, 2000 ANNUAL MEETING OF SHAREHOLDERS


The undersigned, a holder of shares of common stock, par value $.001 ("Shares"), of International Media Holdings, Inc. ("IMH"), acting with respect to all of the Shares held by the undersigned at the close of business on June 8, 2000 (the "Record Date"), hereby appoints Jose A. Alvarez and David
A. Reecher to vote all the undersigned's shares as follows concerning the proposals set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS

[To vote on both proposals as recommended by the Board of Directors check here [ ] FOR ALL PROPOSALS, then skip Items I, II and III and sign and date below]

I. ELECTION OF DIRECTORS

Nominee            Term Ends

Ron LeGrand        2003           [  ] FOR     [  ] AGAINST    [  ] ABSTAIN

John Rice          2003           [  ] FOR     [  ] AGAINST    [  ] ABSTAIN


II. RATIFICATION OF PRIOR ACTION REMOVING DAN PENA, CHARLES GRUBBS AND BRUCE WHIPPLE AS DIRECTORS

    [  ]	FOR 		              [  ]	AGAINST               [  ] ABSTAIN

III. RATIFICATION OF JAMES MOORE & CO., P.L. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR IMH

    [  ]	FOR                	[  ]	AGAINST             		[  ] ABSTAIN


            IMPORTANT INSTRUCTIONS - PLEASE READ CAREFULLY:

Please indicate your support of a proposal by marking the box beside "FOR" and signing, dating and mailing this proxy promptly, using the enclosed, postage paid envelope. If you need additional proxy forms or assistance, please call IMH at (904) 886-2985.

UNLESS OTHERWISE INDICATED ABOVE, THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF IMH, DATED JUNE 19, 2000, IN CONNECTION WITH THE JUNE 29, 2000 ANNUAL MEETING
OF SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, BY SIGNING AND DELIVERING THIS PROXY TO IMH, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS.


                                       								Date:            			, 2000
Signature (title, if any)



                                       								Date: 	           		, 2000
Signature (title, if any)


Please sign your name above and date the proxy. When shares are registered in the names of more than one person, the proxy should be signed by all named holders. When signing as an attorney, executor, administrator, trustee, or guardian, please indicate your title. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated and Mailed:  June 19, 2000